CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 of Rubincon Ventures Inc. of our report dated October 28, 2005, with respect to the financial statements of Keytronics, Inc. as at September 30, 2005 and September 30, 2004 and for the years then ended and to the reference to us under the heading “Experts” in the prospectus, which is part of such amended Registration Statement.

/s/ Thomas P. Curtain,

Certified Public Accountant

Syracuse, New York

October 25, 2006